OPTON HANDLER GOTTLIEB FEILER AND KATZ, LLP
                               Attorneys At Law
                             52 Vanderbilt Avenue
                        New York, New York  10017-3808

May 1, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                    RE;  Alpha Pro Tech, Ltd.
                         Registration Statement on Form S-1

Dear Sirs:

In connection with the above referenced Registration Statement filed by Alpha Pro Tech, Ltd., a Delaware corporation (The "Company") with the Securities and Exchange Commission (the "Commission"), relating to the 930,000 shares of Common Stock to be sold by Selling Stockholders and which also serves as a Post-Effective Amendment to Registration Statement on Form S-1, File No. 33-93894 which relates to the sale of an aggregate of 3,626,935 shares by Selling Stockholders, including the above referenced 930,000 shares (the "Post-Effective Amendment"):

We have reviewed the Certificate of Incorporation and By-Laws of the Company, as amended, records of certain of the Company's corporate proceedings as reflected in the Company's minute books and have examined such authorities and statutes as we have deemed relevant to the opinion set forth hereinafter.

Based upon the foregoing it is our opinion that:

The shares of Common Stock presently issued and outstanding are, and the shares of Common Stock to be issued upon the exercise of Warrants and Options, will be, when issued in accordance with the terms and conditions set forth in the Prospectus constituting a part of the above referenced Registration Statement and the Post-Effective Amendment, legally issued, fully paid and non-assessable.

Securites and Exchange Commission
May 1, 1997
Page Two


We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which forms a part thereof, as well as under the heading "Legal Matters" in the Prospectus which forms a part of the Post-Effective Amendment.


Very truly yours,

OPTION HANDLER GOTTLIEB FEILER AND KATZ


BY:   /s/ PETER LANDAU
      -----------------------------
      Peter Landau, Counsel

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